                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT



         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                  March 24, 1999



                               CINTAS CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Washington                    0-11399                  31-1188630
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)             Identification No.)


6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio            45262-5737
--------------------------------------------------------------------------------
         (Address of principal executive offices)                   Zip Code


Registrant's telephone number, including area code  (513) 459-1200
                                                   -----------------------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT

This report amends the Form 8-K filed on April 7, 1999 to report the acquisition of Unitog Company by the Registrant under Items 2 and 7(c).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

         Supplemental Financial Statements
                  Report of Ernst & Young LLP, Independent Auditors to
                      Cintas Corporation
                  Supplemental Consolidated Statements of Income of Cintas
                     Corporation-for the Three Years Ended May 31, 1998
                  Supplemental Consolidated Balance Sheets of Cintas
                     Corporation-May 31, 1998 and 1997
                  Supplemental Consolidated Statements of Shareholders' Equity
                     of Cintas Corporation-for the Three Years Ended
                     May 31, 1998
                  Supplemental Consolidated Statements of Cash Flows of Cintas
                     Corporation-for the Three Years Ended May 31, 1998
                  Notes to Supplemental Consolidated Financial Statements of
                     Cintas Corporation
                  Supplemental Consolidated Condensed Statements of Income of
                     Cintas Corporation-for the three months and nine months ended February 28, 1999 and 1998
                  Supplemental Consolidated Condensed Balance Sheets of Cintas
                     Corporation-February 28, 1999 and May 31, 1998
                  Supplemental Consolidated Condensed Statements of Cash Flows
                     of Cintas Corporation-for the Nine Months Ended February 28, 1999 and 1998
                  Notes to Supplemental Consolidated Condensed Financial
                    Statements of Cintas Corporation

         Exhibits
                  23       Consent of Independent Auditors
                  27.1     FDS (For SEC use only)
                  27.2     FDS (For SEC use only)
                  27.3     FDS (For SEC use only)

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
Cintas Corporation

We have audited the accompanying supplemental consolidated balance sheets of Cintas Corporation as of May 31, 1998 and 1997, and the related supplemental consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended May 31, 1998 (restated for the 1999 business combination which has been accounted for as a pooling of interests, as described in Note 8). These supplemental financial statements give retroactive effect to the merger with Unitog Company on March 24, 1999. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cintas Corporation at May 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended May 31, 1998, after giving retroactive effect to the merger with Unitog Company as described in Note 8, in conformity with generally accepted accounting principles.

                                                    /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
April 30, 1999

                               Cintas Corporation

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                               Years Ended May 31
                      (In thousands except per share data)


                                                                1998              1997             1996
                                                             (Restated)        (Restated)       (Restated)
--------------------------------------------------------------------------------------------------------------

Revenue:
   Net rentals.........................................   $     1,095,911   $       948,588   $       819,150
   Other service revenue...............................           381,034           313,311           284,342
                                                          ----------------------------------------------------
                                                                1,476,945         1,261,899         1,103,492

Costs and expenses (income):
   Cost of rentals.....................................           647,099           566,744           494,322
   Cost of other service revenue.......................           259,211           213,343           194,629
   Selling and administrative expenses.................           345,664           287,663           250,112
   Acquisition-related expenses........................            17,116               553                56
   Interest income.....................................            (4,825)           (4,449)           (2,685)
   Interest expense....................................            15,824            16,033            14,258
                                                          ----------------------------------------------------
                                                                1,280,089         1,079,887           950,692
                                                          ----------------------------------------------------

Income before income taxes.............................           196,856           182,012           152,800
Income taxes...........................................            63,202            63,455            53,845
                                                          ----------------------------------------------------
Net income.............................................   $       133,654   $       118,557   $        98,955
                                                          ====================================================


Basic earnings per share...............................   $          1.25   $          1.13   $          0.96
                                                          ====================================================


Diluted earnings per share.............................   $          1.23   $          1.12   $          0.94
                                                          ====================================================


Dividends declared and paid per share..................   $           .18   $           .15   $           .13
                                                          ====================================================



Net income as reported.................................   $       133,654   $       118,557   $        98,955
Pro forma adjustment for income taxes..................             4,950             5,794             4,805
                                                          ----------------------------------------------------
Pro forma net income...................................   $       128,704   $       112,763   $        94,150
                                                          ====================================================


Pro forma basic earnings per share.....................   $          1.20   $          1.08   $          0.91
                                                          ====================================================


Pro forma diluted earnings per share...................   $          1.18   $          1.06   $          0.90
                                                          ====================================================

                             See accompanying notes.

                               Cintas Corporation

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                                  As of May 31
                        (In thousands except share data)

                                                                                     1998              1997
                                                                                  (Restated)        (Restated)
------------------------------------------------------------------------------------------------------------------

ASSETS
Current assets:
   Cash and cash equivalents................................................   $        13,423   $        17,632
   Marketable securities....................................................            88,154            88,655
   Accounts receivable, principally trade, less
     allowance of $7,978 and $6,586, respectively...........................           185,938           150,860
   Inventories..............................................................           129,655            99,447
   Uniforms and other rental items in service...............................           181,415           152,580
   Prepaid expenses.........................................................             5,524             3,331
                                                                               -----------------------------------
Total current assets........................................................           604,109           512,505

Property, plant and equipment, at cost, net.................................           488,971           397,150
Other assets................................................................           212,320           191,527
                                                                               -----------------------------------
                                                                               $     1,305,400   $     1,101,182
                                                                               ===================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable.........................................................   $        54,275   $        46,842
   Accrued compensation and related liabilities.............................            21,470            15,007
   Accrued liabilities......................................................            70,908            70,266
   Deferred income taxes....................................................            43,745            44,906
   Long-term debt due within one year.......................................            11,741            10,372
                                                                               -----------------------------------
Total current liabilities...................................................           202,139           187,393

Long-term debt due after one year...........................................           307,633           227,799
Deferred income taxes.......................................................            38,833            35,387
Shareholders' equity:
   Preferred stock, no par value:
     100,000 shares authorized, none outstanding............................                --                --
   Common stock, no par value:
     300,000,000 shares authorized, 109,793,716
     and 105,814,822 shares issued and outstanding,
     respectively...........................................................            47,062            45,395
   Retained earnings........................................................           712,249           606,233
   Other accumulated comprehensive income (loss)............................            (2,516)           (1,025)
                                                                               -----------------------------------
Total shareholders' equity..................................................           756,795           650,603
                                                                               -----------------------------------
                                                                               $     1,305,400   $     1,101,182
                                                                               ===================================

                             See accompanying notes.

                               Cintas Corporation
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (In thousands)


                                                                           Other
                                                                        Accumulated           Total
                             Common Stock              Retained        Comprehensive      Shareholders'
                     ------------------------------
                        Shares         Amount          Earnings        Income (Loss)          Equity
-----------------------------------------------------------------------------------------------------------
Balance at May 31,
  1995 ..............  97,969      $      42,295    $     363,399       $       (950)      $    404,744
  Adjustment for
     pooling of
     interests.......    5,116                93           76,817                 --             76,910
                     --------------------------------------------------------------------------------------
Balance at May
  31, 1995, as
  restated...........  103,085            42,388          440,216               (950)           481,654
  Net income.........       --                --           98,955                 --             98,955
  Equity
     adjustment
     for foreign
     currency
     translation.....       --                --               --                116                116
                                                                                        -------------------
  Comprehensive
     income..........                                                                            99,071
                                                                                        -------------------
  Dividends..........       --                --          (12,722)                --            (12,722)
  Distributions
     to S
     Corporation
     shareholders....       --                --          (16,903)                --            (16,903)
  Effects of
     acquisitions....      147                 3              503                 --                506
  Stock options
     exercised net
     of shares
     surrendered.....      407               768              473                 --              1,241
  Tax benefit
     resulting
     from exercise
     of employee
     stock options...       --               854               --                 --                854
                     --------------------------------------------------------------------------------------
  Balance at May
     31, 1996, as
     restated........  103,639            44,013          510,522               (834)           553,701

                                                                           Other
                                                                        Accumulated           Total
                             Common Stock              Retained        Comprehensive      Shareholders'
                     ------------------------------
                        Shares         Amount          Earnings        Income (Loss)          Equity
-----------------------------------------------------------------------------------------------------------
  Net income.........       --                --          118,557                 --            118,557
  Equity
     adjustment
     for foreign
     currency
     translation.....       --                --               --               (191)              (191)
                                                                                        -------------------
  Comprehensive
     income..........                                                                           118,366
                                                                                        -------------------
  Dividends..........       --                --          (15,634)                --            (15,634)
  Distributions
     to S
     Corporation
     shareholders....       --                --          (13,764)                --            (13,764)
  Effects of
     acquisitions....    1,758                --            5,375                 --              5,375
  Stock options
     exercised net
     of shares
     surrendered.....      418             1,121            1,177                 --              2,298
  Tax benefit
     resulting
     from exercise
     of employee
     stock options...       --               261               --                 --                261
                     --------------------------------------------------------------------------------------
Balance at May
  31, 1997, as
  restated...........  105,815            45,395          606,233             (1,025)           650,603
  Net income.........       --                --          133,654                 --            133,654
  Equity
     adjustment
     for foreign
     currency
     translation.....       --                --               --             (1,491)            (1,491)
                                                                                        -------------------
  Comprehensive
     income..........                                                                           132,163
                                                                                        -------------------
  Dividends..........       --                --          (19,082)                --            (19,082)
  Distributions
     to S
     Corporation
     shareholders....       --                --          (12,423)                --            (12,423)
  Effects of
     acquisitions....    3,850                13            9,479                 --              9,492
  Repurchase of
     common stock....     (147)               --           (5,793)                --             (5,793)
  Stock options
     exercised
     net of
     shares
     surrendered.....      276               897              181                 --              1,078
  Tax benefit
     resulting
     from exercise
     of employee
     stock...........

     options.........          --              757               --                 --                757
                     ------------    -------------    -------------    ---------------    ===============
Balance at May
  31, 1998, as
  restated...........     109,794    $      47,062    $     712,249    $        (2,516)   $       756,795
                     ============    =============    =============    ===============    ===============

                             See accompanying notes.

                               Cintas Corporation
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                               Years Ended May 31
                                 (In thousands)


                                                                    1998              1997             1996
                                                                 (Restated)        (Restated)       (Restated)
------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
   Net income..............................................    $       133,654  $       118,557   $        98,955
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation........................................             56,791           47,527            39,874
       Amortization of deferred charges....................             18,542           18,828            17,249
       Deferred income taxes...............................             13,443            9,857             8,323
       Change in current assets and
         liabilities, net of acquisitions
         of businesses:
           Accounts receivable.............................            (24,227)         (16,333)          (16,610)
           Inventories.....................................            (23,461)          (5,684)           (3,008)
           Uniforms and other rental
              items in service.............................            (25,632)         (11,546)          (14,378)
           Prepaid expenses................................             (5,447)              88              (177)
           Accounts payable................................             (5,132)          (4,179)           11,584
           Accrued compensation and
              related liabilities..........................              5,730            1,263            (1,428)
           Accrued liabilities.............................             (1,586)           3,632             6,535
                                                               ---------------------------------------------------
Net cash provided by operating
   activities..............................................            142,675          162,010           146,919

Cash flows from investing activities:
   Capital expenditures....................................           (128,566)         (86,209)          (83,677)
   Proceeds from sale or redemption of
     marketable securities.................................            117,342           49,290            74,220
   Purchase of marketable securities.......................           (116,841)         (64,468)         (108,900)
   Acquisitions of businesses, net of
     cash acquired.........................................            (27,456)         (18,981)          (52,866)
   Other...................................................               (899)             274            (1,841)
                                                               ---------------------------------------------------
Net cash used in investing activities......................           (156,420)        (120,094)         (173,064)

Cash flows from financing activities:
   Proceeds from issuance of long-term debt................             73,483            9,699            78,478
   Repayment of long-term debt.............................            (25,662)         (18,148)          (25,012)
   Issuance of common stock................................              1,078            2,298             1,241
   Dividends paid..........................................            (19,082)         (15,634)          (12,722)
   Distributions to S Corporation
     shareholders..........................................            (12,423)         (13,764)          (16,903)
   Repurchase of common stock..............................             (5,793)              --                --
   Other...................................................             (2,065)          (1,689)            1,473
                                                               ---------------------------------------------------
Net cash provided by (used in)
   financing activities....................................              9,536          (37,238)           26,555
                                                               ---------------------------------------------------

Net (decrease) increase in cash and
   cash equivalents........................................             (4,209)           4,678               410
Cash and cash equivalents at
   beginning of year.......................................             17,632           12,954            12,544
                                                               ---------------------------------------------------
Cash and cash equivalents at end of year...................    $        13,423  $        17,632   $        12,954
                                                               ===================================================

                             See accompanying notes.

                           CINTAS CORPORATION NOTES TO
                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
             (Amounts in thousands except per share and share data)


1.    SIGNIFICANT ACCOUNTING POLICIES

Restatement. The accompanying supplemental consolidated financial statements of Cintas Corporation include the financial position and operating results of Unitog Company (Unitog), acquired on March 24, 1999. The acquisition was treated as a pooling of interests for accounting purposes and all Cintas financial statements for all periods prior to the merger have been restated. The restatement includes the consolidated financial position of Cintas at May 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the three years ended May 31, 1998, 1997 and 1996 and the financial position of Unitog at April 26, 1998 and April 27, 1997 and the recasted results of its operations and its cash flows for the three fiscal years ended April 26, 1998, April 27, 1997 and April 28, 1996. Unitog previously had a fiscal year ending on the last Sunday in January.

Business description. Cintas designs, manufactures and implements corporate identity uniform programs which it rents or sells to customers throughout the United States and Canada. The Company also provides ancillary services including entrance mats, sanitation supplies and first aid products and services. The Company provides these highly specialized services to businesses of all types - from small service and manufacturing companies to major corporations that employ thousands of people.

Principles of consolidation. The supplemental consolidated financial statements include the accounts of Cintas Corporation and its subsidiaries. Intercompany balances and transactions have been eliminated.

Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Financial results could differ from those estimates.

Cash and cash equivalents. The Company considers all highly liquid investments with a maturity of three months or less, at date of purchase, to be cash equivalents.

Inventories. Inventories are valued at the lower of cost (first-in, first-out) or market. Substantially all inventories represent finished goods.

Uniforms and other rental items in service. These items are valued at cost less amortization, calculated using the straight-line method generally over periods of eight to thirty-six months.

Property, plant and equipment. Depreciation is calculated using the straight-line method over the following estimated useful lives, in years:



         Buildings and Improvements....................................5 to 40
         Equipment.....................................................3 to 10
         Leasehold Improvements........................................2 to 5

Long-lived assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

Other assets. Other assets consist primarily of service contracts and non-compete or consulting agreements obtained through the acquisition of businesses, which are amortized by use of the straight-line method over the estimated lives of the agreements which are generally three to twelve years, and goodwill, which is amortized using the straight-line method over twenty to forty years.

Stock options. The Company applies the provisions of Accounting Principles Board No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been reflected in the financial statements as the exercise price of options granted to employees is equal to the fair market value of the Company's common stock on the date of grant. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation.

Interest rate swap agreements. Periodic settlements under interest rate swap agreements are recognized as adjustments to interest expense for the relevant periods.

Revenue recognition. Rental revenue is recognized when services are performed and other service revenue is recognized when products are shipped. The Company also establishes an estimate of allowances for uncollectible accounts when revenue is recorded.

Pro forma adjustment for income taxes. During fiscal 1998, the Company acquired Uniforms To You Companies (UTY) in a merger transaction accounted for as a pooling of interests. Prior to the merger, UTY had elected S Corporation status for income tax purposes. As a result of the merger, UTY terminated its S Corporation election. The pro forma adjustment for income taxes presents the pro forma tax expense of UTY as if UTY had been a C Corporation during the financial statement periods presented.

Fair value of financial instruments. The following methods and assumptions were used by the Company in estimating the fair value of financial instruments:

                  Cash and cash equivalents. The amounts reported approximate market value.

                  Marketable securities. The amounts reported are at cost, which approximate market value. Market values are based on quoted market prices.

                  Long-term debt. The amounts reported are at carrying value which approximate market value. Market values are determined using similar debt instruments currently available to the Company that are consistent with the terms, interest rates and maturities.

Other Accumulated Comprehensive Income. The Company has adopted Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income. This pronouncement establishes standards for reporting items that affect shareholders' equity but are not components of reported net income. The Company's only component of comprehensive income is foreign currency translation adjustment.

Other accounting pronouncements. The Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 131, Disclosures about Segments of an Enterprise and Related Information. Also, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities. These pronouncements which become effective in fiscal 1999 and 2000, respectively, are presently being reviewed by the Company and are not expected to have a material effect on the Company's financial position or results of operations, although they may result in additional disclosures in the future.

2. MARKETABLE SECURITIES


All marketable securities are comprised of debt securities and classified as available-for-sale. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value determined to be other than temporary on available-for-sale securities are included in interest income. The cost of the securities sold is based on the specific identification method. Interest on securities classified as available-for-sale is included in interest income.

The following is a summary of marketable securities at May 31, 1998 and 1997:

                                                              1998                               1997
---------------------------------------------------------------------------------------------------------------------
                                                                    Estimated                          Estimated
                                                     Cost           Fair Value          Cost           Fair Value
                                                ---------------------------------------------------------------------

Obligations of state and
   political subdivisions...................     $     65,791     $     65,757      $     63,573     $     63,476
U.S. Treasury securities
   and obligations of U.S.
   government agencies......................            4,938            4,918            11,444           11,420
Other debt securities.......................           17,425           17,504            13,638           13,621
                                                ---------------------------------------------------------------------
                                                 $     88,154     $     88,179      $     88,655     $     88,517
                                                =====================================================================

The gross realized gains on sales of available-for-sale securities totaled $84, $31 and $77 for the years ended May 31, 1998, 1997 and 1996, and the gross realized losses totaled $25, $96 and $127, respectively. Net unrealized gains/(losses) are $25 and $(138) at May 31, 1998 and 1997, respectively.

The amortized cost and estimated fair value of debt and marketable securities at May 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to prepay the obligations without prepayment penalties.

                                                                          Estimated
                                                           Cost           Fair Value
                                                     -----------------------------------

Due in one year or less...........................   $        44,669   $        44,660
Due after one year through three years............            28,478            28,562
Due after three years.............................            15,007            14,957
                                                     ===================================
                                                     $        88,154   $        88,179
                                                     ===================================

3.    PROPERTY, PLANT AND EQUIPMENT

                                                           1998              1997
----------------------------------------------------------------------------------------

Land..............................................   $        41,550   $        34,991
Buildings and improvements........................           225,313           192,595
Equipment.........................................           426,337           346,298
Leasehold improvements............................             8,467             6,153
Construction in progress..........................            53,749            35,459
                                                     -----------------------------------
                                                             755,416           615,496
Less:  accumulated depreciation...................           266,445           218,346
                                                     -----------------------------------
                                                     $       488,971   $       397,150
                                                     ===================================

4.    OTHER ASSETS

                                                           1998              1997
----------------------------------------------------------------------------------------

Goodwill..........................................   $       116,027   $        97,499
Service contracts.................................           103,178            94,307
Noncompete and consulting agreements..............            57,823            59,519
                                                     -----------------------------------
                                                             277,028           251,325
Less:  accumulated depreciation...................            81,756            72,589
                                                     ----------------- -----------------
                                                             195,272           178,736
Other.............................................            17,048            12,791
                                                     ----------------- -----------------
                                                     $       212,320   $       191,527
                                                     ===================================

5.    LONG-TERM DEBT

                                                                                     1998              1997
------------------------------------------------------------------------------------------------------------------
Secured and unsecured term notes due through 2003
   at an average rate of 6.99%..............................................   $        36,257   $        35,390
Unsecured revolving note due in 2000 at a
   rate of 6.05%............................................................            10,000            20,880
Unsecured bank agreement due in 2001 at an
   average rate of 6.20%....................................................            62,024            33,832
Unsecured term notes due through 2003 at an
   average rate of 7.08%....................................................            32,967            35,714
Unsecured senior notes due in 2003 at a rate
   of 5.79%.................................................................            18,462            20,000
Unsecured senior notes due in 2005 at a rate
   of 6.88%.................................................................            40,000            40,000
Unsecured notes due through 2009 at an
   average rate of 6.25%....................................................            97,906            30,884
Industrial development revenue bonds due
   through 2013 at an average rate of 5.18%.................................            10,879            10,888
Industrial revenue bonds due through 2020
   at an average rate of 3.60%..............................................             8,889             9,134
Other  .....................................................................             1,990             1,449
                                                                               -----------------------------------
                                                                                       319,374           238,171
Less: amounts due within one year...........................................            11,741            10,372
                                                                               ===================================
                                                                               $       307,633   $       227,799
                                                                               ===================================

Debt in the amount of $9,804 is secured by assets with a carrying value of $10,127 at May 31, 1998, and letters of credit approximating $12,000. Maturities of long-term debt during each of the next five years are: $11,741, $96,969, $20,972, $38,713 and $15,095, respectively.

As a result of the merger with Unitog in March 1999, the Company repaid the Bank Agreement using a new financing arrangement. This new financing arrangement provides the Company on a revolving basis up to $50 million at interest rates targeted to approximate LIBOR.

The Company has entered into an interest rate swap agreement to manage its exposure to swings in short-term interest rates. This agreement totals $10 million, expires in March 2001 and allows the Company to pay an effective interest rate of approximately 6.16%. In October 1998, the Company entered into an additional agreement which totals $35 million, expires in October 2000 and allows the Company to pay an effective interest rate of approximately 4.6%.

Interest expense is net of capitalized interest of $1,808, $1,022 and $567 for the years ended May 31, 1998, 1997 and 1996, respectively. Interest paid, net of amount capitalized, was $15,189, $16,468 and $14,288 for the years ended May 31, 1998, 1997 and 1996, respectively.

6.    LEASES

The Company conducts certain operations from leased facilities and leases certain equipment. Most leases contain renewal options for periods from one to ten years. The lease agreements provide for increases in rentals if the options are exercised based on increases in certain price level factors or prearranged increases. It is anticipated that leases that expire will be renewed or replaced. The minimum rental payments under noncancelable lease arrangements for each of the next five years ending May 31, 2003, and thereafter are: $7,776, $6,089, $4,689, $3,788, $3,188 and $10,532, respectively. Rent expense under operating leases during the years ended May 31, 1998, 1997 and 1996 was $11,390, $9,650 and $8,026, respectively.


7.    INCOME TAXES

                                                                1998              1997             1996
--------------------------------------------------------------------------------------------------------------

Income taxes consist of the following components:
     Current:
       Federal.........................................   $        53,856   $        48,486   $        37,919
       State and local.................................             7,061             7,107             6,394
                                                          ----------------------------------------------------
                                                                   60,917            53,593            44,313
      Deferred.........................................             2,285             9,862             9,532
                                                          ----------------------------------------------------
                                                          $        63,202   $        63,455   $        53,845
                                                          ====================================================

                                                                1998              1997             1996
--------------------------------------------------------------------------------------------------------------

Reconciliation of income tax expense
   using the statutory rate and actual
   income tax expense is as follows:
      Income taxes at the U.S. federal
         statutory rate................................   $        68,900   $        63,704   $        53,480
       State and local income taxes,
         net of federal benefit........................             7,073             6,123             5,296
       Nontaxable income earned........................            (1,201)           (1,048)             (599)
       Tax credits.....................................              (288)             (206)             (216)
       Nontaxable items of the Company
         acquired in pooling of
         interests.....................................            (5,050)           (5,931)           (4,958)
       Deferred tax benefit arising
         from pooling of interests.....................            (8,280)                -                 -
       Other...........................................             2,048               813               842
                                                          ----------------------------------------------------
                                                          $        63,202   $        63,455   $        53,845
                                                          ====================================================

The components of deferred income taxes included on the balance sheets at May 31, 1998 and 1997 are as follows:

                                                                  1998              1997
---------------------------------------------------------------------------------------------

Deferred tax assets:
   Employee benefits...................................   $         7,236   $         7,209
   Allowance for bad debts and other...................            13,346             7,496
                                                          -----------------------------------
                                                                   20,582            14,705

Deferred tax liabilities:
   In service inventory................................            63,084            54,059
   Depreciation........................................            37,353            31,917
   Other...............................................             2,723             9,022
                                                          -----------------------------------
                                                                  103,160            94,998
                                                          -----------------------------------

Net deferred tax liability                                $        82,578   $        80,293
                                                          ===================================

Income taxes paid were $59,599, $50,657 and $46,294 for the years ended May 31, 1998, 1997 and 1996, respectively.

8.    ACQUISITIONS

Unitog, acquired in March 1999, is a rental and direct sale uniform provider. The Company exchanged 5,072,124 shares of its common stock for all the outstanding stock of Unitog. In accordance with the pooling of interests method of accounting, no adjustment has been made to the historical carrying amount of assets and liabilities of Unitog.

In accordance with accounting rules for pooling of interest transactions, charges to operating income for acquisition-related expenses relating to this merger approximate $11 million. They primarily consist of investment banking fees, a pre-established retention program for certain employees and professional service fees. The Company continues to evaluate and integrate the operations of Unitog.

A reconciliation of revenue, pro forma net income, and pro forma basic and diluted earnings per share of Cintas (as previously reported), Unitog, and combined is as follows:

                                                                1998                 1997                 1996
---------------------------------------------------------------------------------------------------------------------

Revenue:
   Cintas (as previously reported).....................   $     1,198,307      $       995,207        $     875,833
   Unitog..............................................           278,638              266,692              227,659
                                                          -----------------------------------------------------------
   Combined............................................   $     1,476,945      $     1,261,899        $   1,103,492
                                                          ===========================================================

Pro forma net income:
   Cintas (as previously reported).....................   $       117,907      $       100,194        $      82,939
   Unitog..............................................            10,797               12,569               11,211
                                                          -----------------------------------------------------------
   Combined............................................   $       128,704      $       112,763        $      94,150
                                                          ===========================================================

Pro forma basic earnings per share:
   Cintas (as previously reported).....................   $          1.16      $          1.01        $         .84
                                                          ===========================================================
   Combined............................................   $          1.20      $          1.08        $         .91
                                                          ===========================================================

Pro forma diluted earnings per share
   Cintas (as previously reported).....................   $          1.14      $           .99        $         .83
                                                          ===========================================================
   Combined............................................   $          1.18      $          1.06        $         .90
                                                          ===========================================================

During the year ended May 31, 1998, the Company completed nine significant acquisitions (excluding insignificant acquisitions). Eight of these acquisitions were accounted for as a pooling of interests and one as a purchase.

During the year ended May 31, 1997, the Company completed eight significant acquisitions (excluding insignificant acquisitions). Four of these acquisitions were accounted for as a pooling of interests and four as purchases.

POOLING OF INTERESTS
The impact of seven of the 1998 pooling of interests transactions and four of the 1997 pooling of interests transactions on the Company's historical consolidated financial statements were not material, consequently, prior period and current year financial statements have not been restated for these transactions.

In April 1998, the Company acquired Uniforms To You (UTY), a direct sale uniform provider. The acquisition was accounted for using the pooling of interests method of accounting. The Company exchanged 3,959,262 shares of its common stock for all the outstanding stock of UTY. In accordance with the pooling of interests method of accounting, no adjustment has been made to the historical carrying amount of assets and liabilities of UTY. The accompanying supplemental consolidated financial statements were restated at that time to include the financial position and operating results of UTY for all periods prior to the merger.

In accordance with accounting rules for pooling of interests transactions, charges to operating income for acquisition-related expenses were recorded upon completion of the pooling acquisitions. These acquisition-related expenses totaled $16,000 ($11,000 after tax) for the UTY transaction and primarily consisted of a pre-established compensation program for UTY's senior executives.


PURCHASES

For all acquisitions accounted for as purchases, including insignificant acquisitions, the purchase price paid for each has been allocated to the fair value of the assets acquired and liabilities assumed. The following summarizes the aggregate purchase price for all businesses acquired which have been accounted for as purchases:

                                               1998                 1997
----------------------------------------------------------------------------------

Fair value of assets acquired.........   $        51,242      $        22,766
Liabilities assumed and incurred......             1,787                2,499
                                         -----------------------------------------
Total cash paid for acquisitions......   $        49,455      $        20,267
                                         =========================================

The results of operations for the acquired businesses are included in the supplemental consolidated statements of income from the dates of acquisition. The pro forma revenue, net income and earnings per share information for acquired businesses are not presented because they are not material.

9.    DEFINED CONTRIBUTION PLANS

The Company's Partners' Plan (the Plan) is a non-contributory profit sharing plan and ESOP for the benefit of certain Company employees who have completed one year of service. The Plan also includes a 401(k) savings feature covering substantially all employees. The amount of contributions to the profit sharing plan and ESOP, as well as the matching contribution to the 401(k), are made at the discretion of the Company. Total contributions, including the Company's matching contributions, were $8,820, $7,331 and $6,188 for the years ended May 31, 1998, 1997 and 1996, respectively.

The Company also sponsors contributory thrift plans (thrift plans) covering certain salaried and clerical employees and certain employees subject to collective bargaining agreements. Under the provisions of these thrift plans, employees are permitted to contribute a maximum of 6% of their earnings and the Company makes matching contributions of 25% to 50%. Employees may make additional unmatched contributions to the plan of up to 9% of their earnings. The Company's contribution to these thrift plans were $1,200, $1,100 and $1,100 for the fiscal years ended May 31, 1998, 1997 and 1996, respectively.


10.    EARNINGS PER SHARE

Earnings per share and pro forma earnings per share are computed in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share. The basic computations are computed based on the weighted average number of common shares outstanding during each period. The diluted computations reflect the potential dilution that could occur if stock options were exercised into common stock, under certain circumstances, that then would share in the earnings of the Company.

The following table represents a reconciliation of the shares used to calculate basic and diluted earnings per share for the respective years:


                                                                1998                 1997                 1996
---------------------------------------------------------------------------------------------------------------------
Numerator:
   Net income..........................................   $       133,654      $       118,557      $        98,955
                                                          ===========================================================

Denominator:
   Denominator for basic earnings per
     share - weighted average shares
     (000's)...........................................           107,025              104,528              103,283
   Effect of dilutive securities -
     employee stock options (000's)....................             1,911                1,551                1,561
                                                          -----------------------------------------------------------
   Denominator for diluted earnings
     per share - adjusted weighted
     average shares and assumed
     conversions (000's)...............................           108,936              106,079              104,844
                                                          ===========================================================

Basic earnings per share...............................   $          1.25      $          1.13      $           .96
                                                          ===========================================================

Diluted earnings per share.............................   $          1.23      $          1.12      $           .94
                                                          ===========================================================

On October 22, 1997, the Board of Directors approved a two-for-one common stock split effective November 18, 1997. All share and per share information has been adjusted to retroactively reflect the effect of this stock split for all periods presented.

11.   STOCK BASED COMPENSATION

Under the stock option plan adopted by the Company in fiscal 1993, the Company may grant officers and key employees incentive stock options and/or non-qualified stock options to purchase an aggregate of 4,600,000 shares of the Company's common stock. Options are granted at the fair market value of the underlying common stock on the date of grant and generally become exercisable at the rate of 20% per year commencing five years after grant, so long as the holder remains an employee of the Company. Options outstanding under this plan at May 31, 1998 are 3,886,917.

As a result of the Unitog acquisition in March 1999, the Company retained a non-qualified stock option plan for certain of its employees. The exercise price of the options granted under this plan is the fair market value at date of grant and the options vest ratably over four years and expire ten years after the date of grant. Certain provisions of the plan require immediate vesting and a cash settlement, as opposed to the issuance of common stock, upon termination of the option holders' employment prior to March 24, 2000. The maximum total cash settlement and compensation expense under this arrangement could amount to $5.6 million.

The information presented in the following table relates primarily to stock options granted and outstanding under either the plan adopted in fiscal 1993 or under a similar plan, which expired in June 1993:

                                                                                              Weighted Average
                                                                           Shares              Exercise Price
                                                                    ------------------------------------------------
Outstanding May 31, 1995 (731,189 shares
   exercisable)..................................................            2,960,612          $    11.17
Granted..........................................................              669,382               21.25
Cancelled........................................................              (62,807)              13.88
Exercised........................................................             (502,317)               7.07
                                                                    ------------------------------------------------
Outstanding May 31, 1996 (540,622 shares
   exercisable)..................................................            3,064,870               13.98
Granted..........................................................              799,413               26.22
Cancelled........................................................             (128,676)              15.20
Exercised........................................................             (313,445)               7.09
                                                                    ------------------------------------------------
Outstanding May 31, 1997 (505,282 shares
   exercisable)..................................................            3,422,162               17.44
Granted..........................................................            1,163,069               36.45
Cancelled........................................................             (158,005)              22.88
Exercised........................................................             (297,985)               8.00
                                                                    ------------------------------------------------
Outstanding May 31, 1998 (445,946 shares
   exercisable)..................................................            4,129,241          $    23.24
                                                                    ================================================

The following table summarizes the restated information about stock options outstanding at May 31, 1998:

                                                       Outstanding Options               Exercisable Options
                                                  ------------------------------------------------------------------
                                                     Average         Weighted                           Weighted
                                                    Remaining        Average                            Average
      Range of Exercise             Number            Option         Exercise          Number           Exercise
            Price                 Outstanding          Life           Price          Exercisable         Price
--------------------------------------------------------------------------------------------------------------------
$ 5.50 - $13.80                      1,030,317           3.59     $     10.91             274,717    $      8.61
 13.88 -  24.38                      1,120,030           6.38           18.26              82,448          19.94
 25.25 -  31.00                        807,959           8.02           26.27              62,702          29.21
 34.88 -  50.25                      1,170,935           9.09           36.76              26,079          41.12
--------------------------------------------------------------------------------------------------------------------
$ 5.50 - $50.25                      4,129,241           6.77     $     23.24             445,946    $     15.50
====================================================================================================================

At May 31, 1998, 1,210,700 shares of common stock are reserved for future issuance.

Pro forma information regarding earnings and earnings per share is required by Statement No. 123 and has been determined as if the Company had accounted for its stock options granted subsequent to May 31, 1995 under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                              1998             1997              1996
------------------------------------------------------- ----------------- ---------------- -----------------

Risk free interest rate..............................         5.50%             6.63%            6.46%
Dividend yield.......................................          .45%              .53%             .56%
Expected volatility of the
   Company's common stock                                       24%               26%              27%
Expected life of the option
   in years                                                       8               8.5                9

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are freely transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in the Company's opinion existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                              1998             1997              1996
------------------------------------------------------------------------------------------------------------

Net income:
   As reported.......................................    $    133,654      $    118,557     $     98,955
   Pro forma for Statement No. 123...................    $    130,797      $    117,207     $     98,428

Earnings per share:
  Pro forma basic earnings per share
     for Statement No. 123...........................    $      1.22       $      1.12      $       .95
  Pro forma diluted earnings per
     share for Statement No. 123.....................    $      1.20       $      1.11      $       .94

The effects of providing pro forma disclosure are not representative of earnings reported for future years.

12.   ENVIRONMENTAL MATTERS

In acquiring Unitog in March 1999, the Company became a potentially responsible party, and thus faces the possibility of joint and several liability under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) in connection with alleged environmental contamination in an area near a rental facility in Tempe, Arizona. This facility, located near the South Indian Bend Wash Federal Superfund (SIBW) site, has been tested for soil and groundwater contamination. The soil testing at the Company's facility detected volatile organic compounds, and the Company is now in the process of remediating the soil. Groundwater testing at the Company's property has detected a very low level of volatile organic compound contamination. The United States Environmental Protection Agency (EPA) in March 1999 issued a Record of Decision to the effect that groundwater contamination in the vicinity of the Company's plant does not warrant remediation at this time. Instead, the low levels of groundwater contamination near the Company's facility will be monitored and allowed to attenuate naturally. The Record of Decision requires active groundwater remediation in other parts of the SIBW site, which are believed to be unrelated to the Company. According to the Record of Decision, the EPA estimates that the 30 year net present value of costs to be incurred to remediate and monitor groundwater contamination at the SIBW site is $22 million. It is possible that the EPA will attempt to recover from the potentially responsible parties the costs it has incurred to date with respect to the SIBW site as well as the costs it expects to incur going forward.

As part of the Agreement and Plan of Merger dated January 9, 1999 between Unitog Company and the Company, the Company performed environmental testing at nine previously untested Unitog laundry facilities. The testing resulted in the discovery of soil and groundwater contamination at certain of these sites.

As a result of all of the environmental matters noted above, the Company has recorded an undiscounted liability and a charge to operating expense of $5 million during the third quarter of fiscal 1999 to reflect its current estimate of the additional costs to be incurred relative to these sites.

13.   QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of the results of operations for each of the quarters within the years ended May 31, 1998 and 1997. The reported amounts differ from amounts previously reported in Form 10-Q. The accompanying supplemental consolidated financial statements have been restated to include the financial position and operating results of Unitog, an acquisition accounted for using the pooling of interests method of accounting.

                                                     First           Second            Third            Fourth
May 31, 1998                                        Quarter          Quarter           Quarter          Quarter
                                                   (Restated)       (Restated)        (Restated)       (Restated)
-----------------------------------------------------------------------------------------------------------------------

Revenue:
   Cintas(as previously reported)..............    $       272,805  $       293,697     $     301,889    $    329,916
   Unitog......................................             68,671           70,088            69,544          70,335
                                                   --------------------------------------------------------------------
   Combined....................................    $       341,476  $       363,785     $     371,433    $    400,251
                                                   ====================================================================

Gross profits:
   Cintas(as previously reported)..............    $       111,755  $       118,652     $     122,955    $    134,699
   Unitog......................................             20,212           21,981            20,003          20,378
                                                   --------------------------------------------------------------------
   Combined....................................    $       131,967  $       140,633     $     142,958    $    155,077
                                                   ====================================================================

Pro forma net income:
   Cintas(as previously reported)..............    $        26,653  $        30,913     $      29,289    $     31,052
   Unitog......................................              2,362            3,997*            2,722           1,716
                                                   --------------------------------------------------------------------
   Combined....................................    $        29,015  $        34,910     $      32,011    $     32,768
                                                   ====================================================================

Basic earnings per share                           $           .29  $           .34     $         .31    $        .31
                                                   ====================================================================

Diluted earnings per share                         $           .28  $           .34     $         .31    $        .30
                                                   ====================================================================

Pro forma basic earnings per
   share                                           $           .27  $           .33     $         .30    $        .30
                                                   ====================================================================

Pro forma diluted earnings per
   share                                           $           .27  $           .32     $         .29    $        .30
                                                   ====================================================================

Weighted average number of
   shares outstanding (000's)                              106,094          106,757           107,107         108,133
                                                   ====================================================================

* Includes a $2.1 million gain from the sale of certain facilities.

                                                     First           Second            Third            Fourth
May 31, 1997                                        Quarter          Quarter           Quarter          Quarter
                                                   (Restated)       (Restated)        (Restated)       (Restated)
-----------------------------------------------------------------------------------------------------------------------

Revenue:
   Cintas(as previously reported)..............    $     234,474    $     250,256    $     244,455     $     266,022
   Unitog......................................           65,240           66,080           66,462            68,910
                                                   --------------------------------------------------------------------
   Combined....................................    $     299,714    $     316,336    $     310,917     $     334,932
                                                   ====================================================================

Gross profits:
   Cintas(as previously reported)..............    $      93,672    $      99,304    $      99,668     $     108,908
   Unitog......................................           19,166           20,694           19,657            20,743
                                                   --------------------------------------------------------------------
   Combined....................................    $     112,838    $     119,998    $     119,325     $     129,651
                                                   ====================================================================

Pro forma net income:
   Cintas(as previously reported)..............    $      22,563    $      25,564    $      23,799     $      28,268
   Unitog......................................            3,151            3,353            3,272             2,793
                                                   --------------------------------------------------------------------
   Combined....................................    $      25,714    $      28,917    $      27,071     $      31,061
                                                   ====================================================================

Basic earnings per share                           $         .26    $         .29    $         .27     $         .31
                                                   ====================================================================

Diluted earnings per share                         $         .26    $         .29    $         .27     $         .30
                                                   ====================================================================

Pro forma basic earnings per
   share                                           $         .25    $         .28    $         .26     $         .29
                                                   ====================================================================

Pro forma diluted earnings per
   share                                           $         .24    $         .27    $         .26     $         .29
                                                   ====================================================================

Weighted average number of
   shares outstanding (000's)                            103,759          104,116          104,448           105,797
                                                   ====================================================================

14.     IMPACT OF YEAR 2000 (UNAUDITED)

The company has completed an assessment of all of its software systems and has determined the changes that need to be made so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total cost of those changes is not expected to be material and are being expensed as incurred. The Company incurred the majority of its Year 2000 costs during fiscal 1998, and the remaining costs are expected to be expensed in fiscal 1999 when all changes are expected to be completed. These expenses will be funded through existing cash resources and future operating cash flows. All of the Company's critical production systems are now fully compliant; and therefore, the Company has developed no contingency plans for its systems. The Company has contacted its major suppliers to obtain certification of their systems Year 2000 compliance in order to identify any high-risk vendors. The Company is now evaluating the responses from these vendors and is developing a strategy to minimize their risk. During 1999, the Company will follow up with all of its major suppliers to ensure that they meet their target dates. Strategies will include contingency plans such as alternative suppliers or alternative processes.

The Company believes it is devoting appropriate resources to resolve any Year 2000 issues in a timely manner and believes that all internal systems will be prepared for Year 2000 processing. Based upon the work performed to date, the Company presently believes that the likelihood of the Year 2000 having a material result on its operations, liquidity or financial position is remote.

                               Cintas Corporation

            SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (In thousands except per share data)
                                   (Unaudited)

                                                            Three months ended                  Nine months ended
                                                                February 28                        February 28
                                                           1999             1998              1999             1998
                                                        (Restated)       (Restated)        (Restated)       (Restated)
--------------------------------------------------------------------------------------------------------------------------

Revenue:
   Net rentals.....................................  $       324,207   $       273,632  $       964,546   $       799,690
   Other service revenue...........................          109,462            97,801          332,051           277,004
                                                     ---------------------------------------------------------------------
                                                             433,669           371,433        1,296,597         1,076,694

Costs and expenses (income):
   Cost of rentals.................................          182,331           162,362          556,667           472,630
   Cost of other service revenue...................           73,727            66,114          228,174           188,506
   Selling and administrative expenses.............          107,863            88,859          304,349           253,467
   Environmental charge............................            5,000                 -            5,000                 -
   Interest income.................................           (1,112)           (1,266)          (3,492)           (3,645)
   Interest expense................................            3,710             3,687           12,587            11,241
                                                     ---------------------------------------------------------------------
                                                             371,519           319,756        1,103,285           922,199
                                                     ---------------------------------------------------------------------

Income before income taxes.........................           62,150            51,677          193,312           154,495
Income taxes.......................................           23,519            18,665           74,052            54,132
                                                     ---------------------------------------------------------------------
Net income.........................................  $        38,631   $        33,012  $       119,260   $       100,363
                                                     =====================================================================


Basic earnings per share...........................  $          0.35   $           .31  $          1.08   $           .94
                                                     =====================================================================


Diluted earnings per share.........................  $          0.34   $           .30  $          1.06   $           .93
                                                     =====================================================================


Net income as reported.............................  $        38,631   $        33,012  $       119,260   $       100,363
Pro forma adjustment for income taxes..............               --             1,001               --             4,427
                                                     ---------------------------------------------------------------------
Pro forma net income...............................  $        38,631   $        32,011  $       119,260   $        95,936
                                                     =====================================================================


Pro forma basic earnings per share...................$          0.35   $          0.30  $          1.08   $           .90
                                                     =====================================================================


Pro forma diluted earnings per share.................$.         0.34   $          0.29  $          1.06   $           .88
                                                     =====================================================================

                             See accompanying notes.

                               Cintas Corporation

               SUPPLEMENTAL CONSOLIDATED CONDENSED BALANCE SHEETS
                        (In thousands except share data)


                                                                                 February 28           May 31
                                                                                     1999               1998
                                                                                  (Restated)         (Restated)
--------------------------------------------------------------------------------------------------------------------
                                                                                 (Unaudited)        (See Note 1)
ASSETS
Current assets:
   Cash and cash equivalents................................................   $        30,191   $        13,423
   Marketable securities....................................................            67,733            88,154
   Accounts receivable, principally trade, less
     allowance of $7,739 and $7,978, respectively...........................           200,175           185,938
   Inventories..............................................................           141,292           129,655
   Uniforms and other rental items in service...............................           195,181           181,415
   Prepaid expenses.........................................................             6,703             5,524
                                                                               -------------------------------------
Total current assets........................................................           641,275           604,109

Property, plant and equipment, at cost, net.................................           563,326           488,971
Other assets................................................................           199,339           212,320
                                                                               -------------------------------------
                                                                               $     1,403,940   $     1,305,400
                                                                               =====================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable.........................................................   $        49,012   $        54,275
   Accrued compensation and related liabilities.............................            22,390            21,470
   Accrued liabilities......................................................            97,118            70,908
   Deferred income taxes....................................................            43,508            43,745
   Long-term debt due within one year.......................................            12,488            11,741
                                                                               -------------------------------------
Total current liabilities...................................................           224,516           202,139

Long-term debt due after one year...........................................           264,021           307,633
Deferred income taxes.......................................................            41,516            38,833
Shareholders' equity:
   Preferred stock, no par value:
     100,000 shares authorized, none outstanding............................                --                --
   Common stock, no par value:
     300,000,000 shares authorized, 110,903,076
     and 109,793,716 shares issued and outstanding,
     respectively...........................................................            48,783            47,062
   Retained earnings........................................................           829,497           712,249
   Other accumulated comprehensive income (loss)............................            (4,393)           (2,516)
                                                                               -------------------------------------
Total shareholders' equity..................................................           873,887           756,795
                                                                               -------------------------------------
                                                                               $     1,403,940   $     1,305,400
                                                                               =====================================

                             See accompanying notes.

                               Cintas Corporation

          SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                        Nine months ended
                                                                           February 28
                                                                    1999               1998
                                                                 (Restated)         (Restated)
----------------------------------------------------------------------------------------------------

Cash flows from operating activities:
   Net income..........................................        $       119,260  $       100,363
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation....................................                 49,800           41,362
       Amortization of deferred charges................                 14,504           15,072
       Deferred income taxes...........................                  1,734            6,741
       Change in current assets and
         liabilities, net of acquisitions
         of businesses:
           Accounts receivable.........................                 (9,732)         (15,480)
           Inventories.................................                (10,282)         (19,295)
           Uniforms and other rental
              items in service.........................                (15,924)         (16,025)
           Prepaid expenses............................                 (1,182)          (1,925)
           Accounts payable............................                (11,222)          10,169
           Accrued compensation and
              related liabilities......................                    937              702
           Accrued liabilities.........................                 22,226            1,286
                                                               -------------------------------------
Net cash provided by operating activities..............                160,119          122,970

Cash flows from investing activities:
   Capital expenditures................................               (128,109)         (96,814)
   Proceeds from sale or redemption of
     marketable securities.............................                117,549           69,459
   Purchase of marketable securities...................               (103,130)         (56,558)
   Acquisitions of businesses, net of
     cash acquired.....................................                 (9,533)         (33,783)
   Proceeds from divestiture of certain facilities.....                 19,911               --
   Other...............................................                  4,842           (1,037)
                                                               -------------------------------------
Net cash used in investing activities..................                (98,470)        (118,733)

Cash flows from financing activities:
   Proceeds from issuance of long-term debt............                 11,859           43,506
   Repayment of long-term debt.........................                (55,055)         (11,473)
   Issuance of common stock............................                  1,482              986
   Dividends paid......................................                 (1,692)         (19,082)
   Distribution to S corporation
     shareholders......................................                     --           (8,285)
   Repurchase of common stock..........................                     (1)          (7,577)
   Other...............................................                 (1,474)            (990)
                                                               -------------------------------------
Net cash used in financing activities..................                (44,881)          (2,915)
                                                               -------------------------------------

Net increase in cash and
   cash equivalents....................................                 16,768            1,322
Cash and cash equivalents at
   beginning of period.................................                 13,423           17,632
                                                               -------------------------------------


Cash and cash equivalents at end of
   period..............................................        $        30,191  $        18,954
                                                               =====================================

                             See accompanying notes.

                               CINTAS CORPORATION
        NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)
                      (In thousands except per share data)

      1. The accompanying supplemental consolidated financial statements include the financial position and operating results of Unitog Company (Unitog), acquired on March 24, 1999. The acquisition was treated as a pooling of interests for accounting purposes and all periods prior to the merger have been restated. The restatement includes the supplemental consolidated financial position of Cintas at February 28, 1999 and May 31, 1998, and the consolidated results of its operations and its cash flows for the three and nine months ended February 28, 1999 and 1998, and the financial position of Unitog at January 31, 1999 and April 26, 1998 and the recasted results of its operations and its cash flows for the three and nine months ended January 31, 1999 and January 25, 1998. Unitog previously had a fiscal year ending on the last Sunday in January.

         The supplemental consolidated condensed financial statements of Cintas Corporation (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. While the Company believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these supplemental consolidated condensed financial statements be read in conjunction with the restated audited financial statements and notes for the fiscal year ended May 31, 1998 included in this Form 8-K. A summary of the Company's significant accounting policies is presented in Note 1 of the "Notes to the Supplemental Consolidated Financial Statements" filed with this form 8-K. There have been no material changes in the accounting policies followed by the Company during fiscal year 1999.

      2. Interim results are subject to variations and are not necessarily indicative of the results of operations for a full fiscal year. In the opinion of management, adjustments (which include only normal recurring adjustments) necessary for a fair statement of the results of the interim periods shown have been made.

3. The following table represents a reconciliation of the shares used to calculate basic and diluted earnings per share for the respective periods:

                                                Three months ended                  Nine months ended
                                                    February 28                        February 28
                                              1999              1998              1999             1998
                                           (Restated)        (Restated)        (Restated)       (Restated)
--------------------------------------------------------------------------------------------------------------

Numerator:
   Net income..........................  $        38,631  $        33,012   $       119,260   $       100,363
                                         =====================================================================

Denominator:
   Denominator for basic
     earnings per share -
     weighted average
     shares (000's)....................          110,816          107,107           110,640           106,616
   Effect of dilutive
     securities - employee
     stock options (000's).............            2,300            1,687             2,337             1,820
                                         ---------------------------------------------------------------------
   Denominator for diluted
     earnings per share -
     adjusted weighted
     average shares and
     assumed conversions
     (000's)...........................          113,116          108,794           112,977           108,436
                                         =====================================================================

Basic earnings per share...............  $           .35  $           .31   $          1.08   $           .94
                                         =====================================================================

Diluted earnings per
   share...............................  $           .34  $           .30   $          1.06   $           .93
                                         =====================================================================

The following table represents a reconciliation of the shares used to calculate pro forma basic and diluted earnings per share for the respective periods:

                                                Three months ended                  Nine months ended
                                                    February 28                        February 28
                                              1999              1998              1999             1998
                                           (Restated)        (Restated)        (Restated)       (Restated)
--------------------------------------------------------------------------------------------------------------

Numerator:
   Pro forma net income................  $        38,631  $        32,011   $       119,260   $        95,936
                                         =====================================================================

Denominator:
   Denominator for pro
     forma basic earnings
     per share -
     weighted average
     shares (000's)....................          110,816          107,107           110,640           106,616
   Effect of dilutive
     securities - employee
     stock options (000's).............            2,300            1,687             2,337             1,820
                                         ---------------------------------------------------------------------
   Denominator for pro
     forma basic earnings
     per share -
     adjusted weighted average shares
     and assumed conversion shares
     (000's)...........................          113,116          108,794           112,977           108,436
                                         =====================================================================

Pro forma basic
   earnings per share..................  $            35  $           .30   $          1.08   $           .90
                                         =====================================================================

Pro forma diluted
   earnings per share..................  $            34  $           .29   $          1.06   $           .88
                                         =====================================================================

4. The Company has adopted Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income. This pronouncement establishes standards for reporting items that affect shareholders' equity but are not components of reported net income. The Company's only component of comprehensive income is foreign currency translation adjustment.

     The components of comprehensive income for the three and nine month periods ended February 28, 1999 and 1998 are as follows:

                                                Three months ended                  Nine months ended
                                                    February 28                        February 28
                                              1999              1998              1999             1998
                                           (Restated)        (Restated)        (Restated)       (Restated)
--------------------------------------------------------------------------------------------------------------

Net income.............................  $        38,631  $        33,012   $       119,260   $       100,363
Other comprehensive
   income:
     Foreign currency
       translation
       adjustment......................              924             (310)           (1,877)             (994)
                                         ---------------------------------------------------------------------
Comprehensive income...................  $        39,555  $        32,702   $       117,383   $        99,369
                                         =====================================================================

5. Unitog, acquired in March 1999, is a rental and direct sale uniform provider. The Company exchanged 5,072,124 shares of its common stock for all the outstanding stock of Unitog. In accordance with the pooling of interests method of accounting, no adjustment has been made to the historical carrying amount of the assets and liabilities of Unitog.

     In accordance with accounting rules for pooling of interest transactions, charges to operating income for acquisition-related expenses relating to this merger are approximate $11 million. They primarily consist of investment banking fees, a pre-established retention program for certain employees and professional service fees. The Company continues to evaluate and integrate the operations of Unitog.

     A reconciliation of revenue, pro forma net income, and pro forma basic and diluted earnings per share of Cintas (as previously reported),Unitog, and combined is as follows:

                                                Three months ended                  Nine months ended
                                                    February 28                        February 28
                                              1999              1998              1999             1998
                                           (Restated)        (Restated)        (Restated)       (Restated)
--------------------------------------------------------------------------------------------------------------

Revenue:
   Cintas (as previously..............   $       360,504  $       301,889   $     1,082,176   $       868,391
      reported).......................
   Unitog.............................            73,165           69,544           214,421           208,303
                                         ---------------------------------------------------------------------
   Combined...........................   $       433,669  $       371,433   $     1,296,597   $     1,076,694
                                         =====================================================================

Pro forma net income:
   Cintas (as previously..............
      reported).......................   $        37,872  $        29,289   $       111,532   $        86,855
   Unitog.............................               759            2,722             7,728             9,081
                                         ---------------------------------------------------------------------
   Combined...........................   $        38,631  $        32,011   $       119,260   $        95,936
                                         =====================================================================

Pro forma basic earnings Per share:
   Cintas (as previously..............
      reported).......................   $           .36  $           .29   $          1.06   $           .86
                                         ---------------------------------------------------------------------
   Combined                              $           .35  $           .30   $          1.08   $           .90
                                         =====================================================================

Pro forma diluted earnings per share
   Cintas (as previously
      reported).......................   $           .35  $           .28   $          1.04   $           .84
                                         ---------------------------------------------------------------------
   Combined                              $           .34  $           .29   $          1.06   $           .88
                                         =====================================================================

6. In acquiring Unitog in March 1999, the Company became a potentially responsible party, and thus faces the possibility of joint and several liability under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) in connection with alleged environmental contamination in an area near a rental facility in Tempe, Arizona. This facility, located near the South Indian Bend Wash Federal Superfund (SIBW) site has been tested for soil and groundwater contamination. The soil testing at the Company's facility detected volatile organic compounds, and the Company is now in the process of remediating the soil. Groundwater testing at the Company's property has detected a very low level of volatile organic compound contamination. The United States Environmental Protection Agency (EPA) in March 1999 issued a Record of Decision to the effect that groundwater contamination in the vicinity of the Company's plant does not warrant remediation at this time. Instead, the low levels of groundwater contamination near the Company's facility will be monitored and allowed to attenuate naturally. The Record of Decision requires active groundwater remediation in other parts of the SIBW site, which are believed to be unrelated to the Company. According to the Record of Decision, the EPA estimates that the 30 year net present value of costs to be incurred to remediate and monitor groundwater contamination at the SIBW site is $22 million. It is possible that the EPA will attempt to recover from the potentially responsible parties the costs it has incurred to date with respect to the SIBW site as well as the costs it expects to incur going forward.

   As part of the Agreement and Plan of Merger dated January 9, 1999 between Unitog Company and the Company (Merger Agreement), the Company performed environmental testing at nine previously untested Unitog laundry facilities. The testing resulted in the discovery of soil and groundwater contamination at certain of these sites.

   As a result of the environmental matters associated with the Unitog acquisition, the Company has recorded an undiscounted liability and a charge to operating expense of $5 million during the third quarter of fiscal 1999 to reflect its current estimate of the additional costs to be incurred relative to these sites.

7. The Company's effective tax rate on a pro forma basis of 38% is comparable to the prior year.

8. As a result of the merger with Unitog in March 1999, the Company repaid the Bank Agreement using a new financing arrangement. This new financing arrangement provides the Company on a revolving basis up to $50 million at interest rates targeted to approximate LIBOR.

9. The company has completed an assessment of all of its software systems and has determined the changes that need to be made so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total cost of those changes is not expected to be material and are being expensed as incurred. The Company incurred the majority of its Year 2000 costs during fiscal 1998, and the remaining costs are expected to be expensed in fiscal 1999 when all changes are expected to be completed. These expenses will be funded through existing cash resources and future operating cash flows. All of the Company's critical production systems are now fully compliant; and therefore, the Company has developed no contingency plans for its systems. The Company has contacted its major suppliers to obtain certification of their systems Year 2000 compliance in order to identify any high-risk vendors. The Company is now evaluating the responses from these vendors and is developing a strategy to minimize their risk. During 1999, the Company will follow up with all of its major suppliers to ensure that they meet their target dates. Strategies will include contingency plans such as alternative suppliers or alternative processes.

     The Company believes it is devoting appropriate resources to resolve any Year 2000 issues in a timely manner and believes that all internal systems will be prepared for Year 2000 processing. Based upon the work performed to date, the Company presently believes that the likelihood of the Year 2000 having a material result on its operations, liquidity or financial position is remote.

10. On January 19, 1999, the Company declared an annual cash dividend of $.22 per share on outstanding common stock, a 22% increase over the dividend paid in the prior year. The dividend was payable on March 3, 1999 to shareholders of record as of February 5, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CINTAS CORPORATION.



Date: May 7, 1999                        By:   /s/ William C. Gale
                                            -----------------------------------
                                             William C. Gale, Vice President -
                                             Finance and Chief Financial Officer